EXHIBIT 99.1

                 Computational Materials prepared by Deutsche.

                           Deutsche Bank Securities [LOGO OMITTED]

                                  RAST 03-A13
                       30 Year Alt-A Fixed Rate Product
                            Collateral Description

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Product                                      Alt-A 30 year Fixed
Amount                                             $250,000,000 +/- 5%
Settle                                       November 28, 2003

Gross WAC                                                6.250% +/- 10 bps
Servicing Fee                                            25 bps (est.)
WAM                                                         351 +/- 2

Weighted Average LTV                                     72.0% +/-
Average Loan Balance                                  $420,000 +/- 15%

Full/Alt Documentation                                     35% +/-

SF/PUD                                                     75% (min)
Investor Properties/Second Homes                           25% +/-

Average FICO                                               715 +/- 15
Loans > 80% LTV, no MI                               Max 3.0%

State Concentration                       Max 50% California

Delivery Variance                              Plus/Minus 5%

Approximate Subordination                                4.50% +/-
Expected Rating Agencies                                 2 of 3

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This Structural Term Sheet, Collateral Term Sheet, or Computational Materials, as appropriate (the "material"), was prepared solely by the Underwriter(s), is privileged and confidential, is intended for use by the addressee only, and may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating such information. Prospective investors are advised to read carefully, and should rely solely on, the final prospectus and prospectus supplement (the "Final Prospectus") related to the securities (the "Securities") in making their investment decisions. This material does not include all relevant information relating to the Securities described herein, particularly with respect to the risk and special considerations associated with an investment in the Securities. All information contained herein is preliminary and it is anticipated that such information will change. Any information contained herein will be more fully described in, and will be fully superseded by the preliminary prospectus supplement, if applicable, and the Final Prospectus. Although the information contained in the material is based on sources the Underwriter(s) believe(s) to be reliable, the Underwriter(s) make(s) no representation or warranty that such information is accurate or complete. Such information should not be viewed as projections, forecasts, predictions, or opinions with respect to value. Prior to making any investment decision, a prospective investor shall receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. The Underwriter(s) may hold long or short positions in or buy and sell Securities or related securities or perform for or solicit investment banking services from, any company mentioned herein.

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